Exhibit 23.1

                 CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Southwest Airlines Co. 1995 SWAPA Non-Qualified Stock Option Plan of our report dated
January 31, 1994, with respect to the consolidated financial statements and schedules of Southwest Airlines Co. included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.


                                                ERNST & YOUNG LLP

Dallas, Texas
January 13, 1995